ASSET PURCHASE AGREEMENT

THIS AGREEMENT dated the 2nd day of March, 2009.

BETWEEN:

AMR PROJECT PERU, S.A.C., a company incorporated under the laws of Peru, and having an address for notice and delivery at Av. Arenales 335, Cercado, Lima, Peru

(the "*Vendor*")

OF THE FIRST PART

AND:

AFFINITY GOLD CORP., a company incorporated under the laws of the State of Nevada and having an address for notice and delivery at c/o 7950 Main Street, Suite 217, Maple Grove, MN 55369

(the "*Purchaser*")

OF THE SECOND PART

WHEREAS:

A. The Purchaser is interested in acquiring the mining concession title named "AMR Project" covering 500 hectares and the physical mining concession certificate as evidenced by Certificate No. 7996-2006-INACC-UADA granted to the Vendor by the Republic of Peru, National Institute of Concessions and Mining Cadastre on December 11, 2006, including all improvements, structures and equipment on and used by the Vendor on such mining concession rights (collectively, the "*Mining Concession Rights*"), which Mining Concession Rights are located in the Inambari River Basin on the flat plains region at an altitude greater than 1500' and accessible by land and air, in the District of Ayapata, Province of Carabaya, Department of Puno, Peru.

B. The Vendor is the legal and beneficial owner of the Mining Concession Rights;

C. The Purchaser is a body corporate subsisting under and registered pursuant to the laws of the State of Nevada and is listed on the Over-the-Counter Bulletin Board (the "*Exchange*");

D. The Vendor has agreed to sell, and the Purchaser has agreed to purchase, subject to certain exceptions listed in this Agreement, a 100% interest in and to the Mining Concession Rights, on the terms and subject to the conditions provided in this Agreement; and

E. The Purchaser has agreed to provide the consideration for the acquisition of the Mining Concession Rights, on the terms and subject to the conditions provided in the Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual agreements and covenants herein contained (the receipt and adequacy of such consideration is hereby mutually admitted by each party), the parties hereby covenant and agree as follows:

1. PURCHASE AND SALE OF MINING CONCESSION RIGHTS

1.1 **Description of Mining Concession Rights**. Subject to the terms and conditions of this Agreement, the Vendor agrees to sell, assign and transfer legal and beneficial title to and possession of the Mining Concession Rights, copies of which are attached hereto as Schedule "A", to the Purchaser, and the Purchaser agrees to purchase the Mining Concession Rights from the Vendor at Closing.

1.2 **Purchase Price**. The purchase price (the "*Purchase Price*") payable by the Purchaser to the Vendor for the Mining Concession Rights is as follows:

(a) US$200,000 (the "*Cash Portion*") payable by the Purchaser in accordance with Section 1.3; and

(b) the issuance of 12,000,000 shares of common stock of the Purchaser (the "*Share Portion*") to the Vendor in accordance with Section 1.4.

1.3 **Payment of the Cash Portion of the Purchase Price**. The Cash Portion of the Purchase Price will be paid by the Purchaser to the Vendor at or prior to the Closing of this Agreement at the sole discretion of the Purchaser.

1.4 **Payment of the Share Portion of the Purchase Price**. The Share Portion of the Purchase Price will be paid by the Purchaser as follows:

(a) upon the transfer of the Mining Concession Rights, including title to any equipment and structures which is part of the Mining Concession Rights, to the Purchaser and confirmation of such transfers from the appropriate Peruvian governmental office covering such registrations is provided to the Purchaser, the Purchaser shall issue 12,000,000 shares of common stock of the Purchaser (the "*Shares*") to the Vendor, which Shares will be restricted shares in accordance with Rule 144 ("*Rule 144*") promulgated under the United States Securities Act of 1933, as amended (the "*Act*"); and

(b) if the Geological Report to be prepared by an independent consultant under Industry Guide 7 or NI 43-101 indicates less estimated reserves on the Mining Concession Rights than as represented by the Vendor and the geological report prepared by Dr. Estanislao de la Cruz C., dated September 2007, then the parties hereto agree to adjusting the amount of Shares that were issued to the Vendor as the Purchase Price downward on the same percentage as compared to the difference in estimated reserves from the new Geological Report to the geological report prepared by Dr. de la Cruz C. If required, the Vendor agrees to surrender to the Purchaser for cancellation that amount of Shares under an adjustment to the Purchase Price based on this section 1.4(b), including any ancillary documentation as may be required by the Purchaser's transfer agent.

2. COVENANTS OF THE PARTIES - CONFIDENTIALITY

2.1 **Covenant of Confidentiality**. Until Closing, the parties undertake to keep all information with respect to this Agreement, the terms herein, and any related, underlying or subsequent agreements (the "*Information*") confidential and not to directly or indirectly disclose the Information at any time to any person or persons or use the Information for any purpose whatsoever, and to take, or abstain from taking, other actions set forth herein. The Information will be used solely for the purpose of evaluating the proposed transactions set out herein, and will be kept confidential by each of the Vendor and the Purchaser, and their officers, directors, employees, representatives, agents, and advisors; provided that (i) any of such Information may be disclosed by either party to its officers, directors, employees, representatives, agents, and advisors who require such information for the purpose of evaluating the arrangement set out herein; (ii) disclosure of such Information may be made where the consent in writing of the other party has been obtained; (iii) such Information may be disclosed if so required by law; and (iv) such obligation of confidentiality shall expire upon such Information becoming public by means other than a breach of this Section. If the arrangement set out in the Agreement is not completed, each of the Purchaser and the Vendor will promptly return all documents,

contracts, records, or properties to the other. The provisions of this paragraph shall survive the termination of this Agreement.

2.2 **Public Disclosure**. Neither the Purchaser nor the Vendor will, before Closing, make any public release of information regarding the matters contemplated herein except (i) that press releases may be issued by the Purchaser after the execution of this Agreement, (ii) that each of the Purchaser and the Vendor may continue such communications with their respective employees, customers, suppliers, franchisees, lenders, lessors, shareholders, and other particular groups as may be legally required or necessary or appropriate and not inconsistent with the best interests of the other party or the prompt consummation of the transactions contemplated by this Agreement, or (iii) as otherwise required by law.

3. REPRESENTATIONS OF THE VENDOR

3.1 **Representations.** The Vendor represents and warrants to the Purchaser as follows, with the intent that the Purchaser will rely on the representations in entering into this Agreement, and in concluding the purchase and sale contemplated by this Agreement:

(a) **Rightful Owner**. The Vendor is the rightful and legal owner of the Mining Concession Rights, free and clear of all liens, charges, pledges, security interests and claims of others, and no taxes, payments or fees are due in respect of any part of the Mining Concession Rights, and the Vendor has free and unimpeded right to the Mining Concession Rights;

(b) **Capacity to Sell**. The Vendor is a corporation duly incorporated, validly existing and in good standing under the laws of Peru, and has the power and capacity to own and dispose of the Mining Concession Rights, and to enter into this Agreement and carry out its terms to the full extent;

(c) **Authority to Sell**. The execution and delivery of this Agreement, and the completion of the transaction contemplated by this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Vendor, and this Agreement constitutes a legal, valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms except as may be limited by laws of general application affecting the rights of creditors;

(d) **Mining Concession Rights in Good Standing and Valid**. The Mining Concession Rights have been duly and validly issued and have been recorded and are in good standing pursuant to the laws of Peru and of the

jurisdiction in which it is located, and will remain valid and in good standing for the term of the Mining Concession Rights;

(e) **Mining Concession Rights Clear of Encumbrances**. There is no adverse claim or challenge against or to the ownership of or title to the Mining Concession Rights or which may impede the Purchaser's use of the Mining Concession Rights, nor to the best of the Vendor's knowledge, is there any basis for any potential claim or challenge, and there are no outstanding agreements to or options to acquire or purchase the Mining Concession Rights, and no persons or companies other than the Vendor have any interest whatsoever in the Mining Concession Rights;

(f) **Sale Will Not Cause Default.** Neither the execution nor delivery of this Agreement, nor the completion of the purchase and sale contemplated by this Agreement will:

(i) violate any of the terms and provisions of the constating documents or bylaws or articles of the Vendor, or any order, decree, statute, bylaw, regulation, covenant, restriction applicable to the Vendor or the Mining Concession Rights;

(ii) give any person the right to terminate, cancel or otherwise deal with the Mining Concession Rights; or

(iii) result in any fees, duties, taxes, assessments or other amounts relating to the Mining Concession Rights becoming due or payable;

(g) **Litigation**. There is no litigation or administrative or governmental proceeding or inquiry pending or, to the knowledge of the Vendor, threatened against or relating to the Mining Concession Rights, nor does the Vendor know of or have reasonable grounds that there is any basis for any such action, proceeding or inquiry;

(h) **No Defaults**. There has not been any default in any obligation to be performed relating to the Mining Concession Rights;

(i) **Condition of Mining Concession Rights**. During the term of this Agreement, the Vendor will maintain the Mining Concession Rights in good standing; and

(j) **Resale Restrictions.** The Vendor hereby acknowledges and agrees that the Purchaser makes no representations as to any resale or other restriction affecting the shares of common stock of the Company to be issued to the

Vendor (the "*Shares*") and that it is presently contemplated that the Shares will be issued by the Purchaser to the Vendor in reliance upon the registration and prospectus exemptions contained in the United States Securities Act of 1933, as amended (the "*Act*") or Regulation S promulgated under the Act which will impose a trading restriction in the United States on the Shares for a period of at least 6 months from the Closing Date (as hereinafter determined). In addition, the obligation of the Purchaser to issue the Shares pursuant to section "1.4" hereinabove will be subject to the Purchaser being satisfied that an exemption from applicable registration and prospectus requirements is available under the Act and all applicable securities laws, in respect of the Vendor and the Shares, and the Purchaser shall be relieved of any obligation whatsoever to issue Shares pursuant to section "1.4" hereinabove where the Purchaser reasonably determines that a suitable exemption is not available to it.

4. COVENANTS OF THE VENDOR

4.1 **Procure Consents**. The Vendor will diligently and expeditiously take all reasonable steps requested by the Purchaser to obtain, before Closing, all necessary consents to effect the assignment and transfer of title to the Mining Concession Rights to the Purchaser, including the consent of the owner of the surface land covering the Mining Concession Rights, Mr. Nestor Enrique Borda.

4.2 **Covenant of Indemnity**. The Vendor will indemnify and hold harmless the Purchaser from and against:

(a) any and all liabilities, whether accrued, absolute, contingent or otherwise, existing at Closing and which are not agreed to be assumed by the Purchaser under this Agreement;

(b) any and all losses, claims, damages and costs incurred or suffered by the Purchaser arising out of the breach or inaccuracy of any representation or warranty of the Vendor contained in this Agreement; and

(c) any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

5. REPRESENTATIONS OF THE PURCHASER AND THE COMPANY

5.1 **Representations**. The Purchaser represents and warrants to the Vendor as follows, with the intent that the Vendor will rely on these representations and warranties in entering into this Agreement, and in concluding the purchase and sale contemplated by this Agreement:

(a) **Status of the Purchaser**. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has the power and capacity to enter into this Agreement and carry out its terms;

(b) **Binding Agreement.** This Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms except as limited by laws of general application affecting the rights of creditors.

6. COVENANTS OF THE PURCHASER

6.1 **Indemnity**. The Purchaser will indemnify and hold harmless the Vendor from and against:

(a) any and all liabilities, whether accrued, absolute, contingent or otherwise, existing at Closing and which are not agreed to be assumed by the Vendor under this Agreement;

(b) any and all losses, claims, damages and costs incurred or suffered by the Vendor arising out of the breach or inaccuracy of any representation or warranty of the Purchaser contained in this Agreement; and

(c) any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

7. SURVIVAL OF REPRESENTATIONS AND COVENANTS

7.1 **Vendor's Representations and Covenants**. All representations, covenants and agreements made by the Vendor in this Agreement or under this Agreement will, unless otherwise expressly stated, survive Closing and any investigation at any time made by or on behalf of the Purchaser will continue in full force and effect for the benefit of the Purchaser.

7.2 **Purchaser's Representations and Covenants**. All representations, covenants and agreements made by the Purchaser in this Agreement or under this Agreement will, unless otherwise expressly stated, survive Closing and any investigation at any time made by or on behalf of the Vendor and will continue in full force and effect for the benefit of the Vendor.

8. ASSUMED INDEBTEDNESS

8.1 **Assumed Indebtedness**. The Purchaser will not assume any indebtedness of the Vendor with respect to the Mining Concession Rights. The Vendor will indemnify and save harmless the Purchaser from and against any such claim.

9. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER

9.1 **Conditions**. All obligations of the Purchaser under this Agreement are subject to the fulfillment at or before Closing of the following conditions:

(a) **Vendor's Representations**. The Vendor's representations contained in this Agreement will be true at and as of Closing as if such representations were made at and as of such time.

(b) **Vendor's Covenants**. The Vendor will have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it before or at Closing.

(c) **Consents.** All consents or approvals required to be obtained by the Vendor for the purpose of selling, assigning or transferring the Mining Concession Rights will have been obtained and duly executed copies of the consents or approvals will have been supplied to the Purchaser before or at Closing.

9.2 **Exclusive Benefit**. The foregoing conditions are for the exclusive benefit of the Purchaser and any such condition may be waived in whole or in part by the Purchaser at or before Closing by delivering to the Vendor a written waiver to that effect signed by the Purchaser.

10. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE VENDOR

10.1 **Conditions**. All obligations of the Vendor under this Agreement are subject to the fulfillment, before or at Closing, of the following conditions:

(a) **Purchaser's Representations**. The Purchaser's representations contained in this Agreement will be true at and as of Closing as though such representations were made as of such time.

(a) **Purchaser's Covenants**. The Purchaser will have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it at or before Closing.

10.2 **Exclusive Benefit**. The foregoing conditions are for the exclusive benefit of the Vendor and any such condition may be waived in whole or in part by the Vendor at or before Closing by delivering to the Purchaser a written waiver to that effect signed by the Vendor.

11. CLOSING

11.1 **Time of Closing**. Subject to the terms and conditions of this Agreement, the purchase and sale of the Mining Concession Rights will be completed at a closing (the "*Closing*") to be held on April 30, 2009 (the "*Closing Date*"), or on such earlier or later Closing Date as may be agreed to in advance and in writing by each of the parties hereto, with any extension of the Closing Date being a maximum of 14 days per extension.

11.2 **Place of Closing**. The Closing will take place at 2550 – 555 W. Hastings St., Vancouver, BC, Canada V6B 4N5.

11.3 **Documents to be Delivered by the Vendor**. At the Closing the Vendor will deliver or cause to be delivered to the Purchaser:

(a) legal title to the Mining Concession Rights in the Purchaser to the extent contemplated by this Agreement, and immediately registrable in all places where registration of such instruments is required; and

(b) where applicable, copies of those resolutions of the shareholders and directors of the Vendor required to be passed to authorize the execution, delivery and implementation of this Agreement and of all documents to be delivered by the Vendor under this Agreement.

12. GENERAL

12.1 **Governing Law.** This Agreement and each of the documents contemplated by or delivered under or in connection with this Agreement are governed exclusively by, and are to be enforced, construed and interpreted exclusively in accordance with the laws of the State of Nevada and the parties submit and attorn to the jurisdiction of the courts of the State of Nevada.

12.2 **Professional Fees.** Each of the parties will bear the fees and disbursements of their respective lawyers, advisers and consultants engaged by them respectively in connection with the transactions contemplated by this Agreement prior to the Closing.

12.3 **Assignment**. No party will assign this Agreement, or any part of this Agreement, without the prior written consent of the other parties. Any purported assignment without the required consent is not binding or enforceable against any party.

12.4 **Enurement.** This Agreement enures to the benefit of and binds the parties and their respective successors and permitted assigns.

12.5 **Notice**. All notices required or permitted to be given under this Agreement will be in writing and personally delivered to the address of the intended recipient set out on the first page of this Agreement or at such other address as may from time to time be notified by any of the parties in the manner provided in this Agreement.

12.6 **Further Assurances.** The parties will execute and deliver all further documents and take all further action reasonably necessary or appropriate to give effect to the provisions and intent of this Agreement and to complete the transactions contemplated by this Agreement.

12.7 **Remedies Cumulative.** The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise. Any party to this Agreement may terminate this Agreement if any other party is in breach of or defaults under any material term or condition of this Agreement or has made a material misrepresentation in this Agreement. No single or partial exercise by a party of any right or remedy precludes or otherwise affects the exercise of any other right or remedy to which that party may be entitled.

12.8 **Entire Agreement**. This Agreement constitutes the entire agreement between the parties and there are no representations, express or implied, statutory or otherwise and no collateral agreements other than as expressly set out or referred to in this Agreement.

12.9 **Headings**. The division of this Agreement into sections and the insertion of headings are for convenience only and do not form part of this Agreement and will not be used to interpret, define or limit the scope, extent or intent of this Agreement.

12.10 **Severability.** Each provision of this Agreement is severable. If any provision of this Agreement is or becomes illegal, invalid or unenforceable, the illegality, invalidity or unenforceability of that provision will not affect the legality, validity or enforceability of the remaining provisions of this Agreement.

12.11 **Schedules**. The Schedules attached hereto form an integral part of this Agreement.

12.12 **Time of the Essence**. Time will be of the essence of this Agreement.

12.13 **Counterparts.** This Agreement and all documents contemplated by or delivered in connection with this Agreement may be executed and delivered by facsimile or original and in any number of counterparts, and each executed counterpart will be considered to be an original. All executed counterparts taken together will constitute one agreement.

IN WITNESS WHEREOF the parties have duly executed this Agreement by their duly authorized officers effective the first day and year written above.

AMR PROJECT PERU, S.A.C.
Per:

/s/ Antonio Rotundo
Authorized Signatory

Antonio Rotundo, President
(print name and title)

AFFINITY GOLD CORP.
Per:

/s/ Corey Sandberg
Authorized Signatory

Corey Sandberg, Director
(print name and title)

Schedule A

This is Schedule "A" to that certain Asset Purchase Agreement among AMR Project Peru, S.A.C. and Affinity Gold Corp., dated March 2, 2009

Mining Concession Rights Documentation

Refer to the attached materials

REPUBLIC OF PERU
ENERGY AND MINING SECTOR

NATIONAL INSTITUTE OF CONCESSIONS AND MINING CADASTRE
(INSTITUTO NACIONAL DE CONCESIONES Y CATASTRO MINERO – INACC)

PAGES Fifty-five
Words:
55
Numbers:

CERTIFICATE No. 7996-2006-INACC-UADA

THE DIRECTOR OF THE DOCUMENTARY ADMINISTRATION AND ARCHIVE UNIT OF THE NATIONAL INSTITUTE OF CONCESSIONS AND MINING CADASTRE

CERTIFIES:

That Administrative Resolution No. 004631-2006-INACC/J, dated October 25, 2006, granting the TITLE of "AMR Project" Mining Concession Code No. 050001506, is APPROVED on December 6, 2006.

This certificate is hereby issued under the report of Mining Concessions granted in the month of October 2006 and published in the Official Journal "El Peruano" on November 15, 2006, in conformance with Art. 124 of the Codified Single Text of the General Mining Act approved by Supreme Decree 014-92-EM, and Supreme Decree 018-92-EM, Art. 24.

Lima, December 11, 2006

[*Illegible signature*]
JOSÉ ANTONIO NINA ROMERO
Director of the Documentary Administration Unit and Archive

[*Stamp:* NATIONAL INSTITUTE OF CONCESSIONS AND MINING CADASTRE / I CERTIFY THAT THIS PAGE IS A TRUE COPY OF THE DOCUMENT FILED IN THE MAIN FILE - 14 DEC 2006 / [*Illegible signature*] / MARITZA FERNÁNDEZ]

[*Stamp:* National Institute of Concessions and Mining Cadastre / DOCUMENTARY ADMIN. UNIT AND ARCHIVE / REPUBLIC OF PERU]

[*Stamp:* ESTANISLAO DE LA CRUZ C., ENG. / ENGINEERS ASSOCIATION OF PERU / 1962 / EAP 17026]

SUNARP
NATIONAL SUPERINTENDENCE OFFICE OF PUBLIC REGISTRIES

Registration Zone No. XII - Arequipa Branch
Arequipa Registration Office

[*Stamp:* Registration Zone No. IX - Lima Branch / COURT REGISTRY OFFICE / MINING / 4 JAN 2007 / SUBMITTED / REGISTRATIONS]

REGISTRATION ANNOTATION

TITLE No. 00083097 **DATE: 12/15/2006**

AMR PROJECT OPERATION RIGHTS (05-00015-06), held by **AMR PROJECT PERU S.A.C.** are recorded in Entry: 0001 Line Item(s): 11086449. Fees: S/. 452.00. Receipt No. 00005792. File 2006-83097. Arequipa, December 27, 2006

[*Stamp:* National Institute of Concessions and Mining Cadastre / DOCUMENTARY ADMIN. UNIT AND ARCHIVE / REPUBLIC OF PERU]

[Firma] J. PERALTA ARANA / PUBLIC REGISTRAR / REGISTRY ZONE NO. XII – AREQUIPA BRANCH]

[*Stamp:* ESTANISLAO DE LA CRUZ C., ENG. / ENGINEERS ASSOCIATION OF PERU / 1962 / EAP 17026]

ENERGY AND MINING SECTOR
NATIONAL INSTITUTE OF CONCESSIONS AND MINING CADASTRE

MINING CONCESSION EXPLORATION CLAIM

1.- EXPLORATION CLAIM INFORMATION

Name: **AMR PROJECT**; Code: 05-00015-06; Date and Time of presentation: 01/06/2006, 12:55:00; HECTARES: 500.0000; Classification: Metallic; UTM Coordinates of the vertices of the exploration claim (expressed in thousands).

V01: **N8 524 E358;** V02: **N8 522 E358;** V03: **N8 522 E357;** V04: **N8 521 E357;** V05: **N8 521 E356;** V06: **N8 524 E356**

2.- EXPLORATION CLAIM LOCATION

District AYAPATA, Province CARABAYA, Department PUNO; Name and Page Number of the National Charter: MASUCO 27-V; Zone: 19.

3.- OWNER INFORMATION

Name: AMR PROJECT PERU S.A.C. Address: AV. JOSÉ PARDO No. 620 OF. 460; District: MIRAFLORES; Province: LIMA; Department: LIMA.

Lima, 12 MAY 2006

[*Illegible signature*]
Dr. Ángel Chávez Mendoza
General Director of Mining Concessions
National Institute of Concessions and Mining Cadastre

[*Stamp:* National Institute of Concessions and Mining Cadastre / Mining Concessions / Republic of Peru]

ENERGY AND MINING SECTOR
NATIONAL INSTITUTE OF CONCESSIONS AND MINING CADASTRE
MINING CONCESSION EXPLORATION CLAIM

1.- **EXPLORATION CLAIM INFORMATION**

Name: AMR PROJECT; Code: 05-00015-06; Date and Time of presentation: 01/06/2006, 12:55:00; HECTARES: 500.0000; Classification: Metallic; UTM Coordinates of the vertices of the exploration claim (expressed in thousands).
V01: N8 524 E358; **V02:** N8 522 E358; **V03:** N8 522 E357; **V04:** N8 521 E357; **V05:** N8 521 E356; **V06:** N8 524 E356

2.- **EXPLORATION CLAIM LOCATION**

District AYAPATA, Province CARABAYA, Department PUNO; Name and Page Number of the National Charter: MASUCO 27-V; Zone: 19.

3.- **OWNER INFORMATION**

Name AMR PROJECT PERU S.A.C., Address: AV. JOSÉ PARDO No. 620 OF. 406; District: MIRAFLORES; Province: LIMA; Department: LIMA.

Lima, May 12, 2006

Ángel Chávez Mendoza
General Director of Mining Concessions
National Institute of Concessions and Mining Cadastre

002-FA-0500630-1 1v. 7 June

PRIVATE CONTRACT FOR MINING OPERATION

This document sets forth the contract entered into by mutual agreement between Mr. **Néstor Enrique Borda**, Peruvian, identified with National ID 29364232, with residence in the Department of Puno, Carabaya Province, San Gabán District, Zindi Trinchera Farm, hereinafter called the **OWNER**, and on the other hand **AMR Project Peru S.A.C.**, registered in the Corporations Registry of the National Superintendence Office of Public Registries – Lima Office, on electronic record No. 11802199, represented by Mr. Mario Rotundo, of Canadian nationality, with passport No. BC 251295 with an address at Av. Javier Prado 620, office 406, Miraflores district, Lima, hereinafter called the **COMPANY**. This Contract is established on the following terms:

ONE.- The OWNER of the surface land has an area of 2,000 hectares located in the Limacpampa sector of the San Gabán District, Carabaya Province, Department of Puno, in adjudication for forestry purposes, which is enclosed in the polygon determined by vertices with the following coordinates: A.- (N)8,524,000 - (E)363,000; B.- (N)8,520,000 - (E)363,000; C.- (N)8,520,000 - (E)360,000; D.- (N)8,522,000 - (E)360,000; E.- (N)8,522,000 - (E)356,000; y F.- (N)8,524,000 - (E)356,000, which are found within sheet 27 V of the National Charter.

TWO.- The OWNER of the surface land exercises his right of ownership over said land, carrying out various economic activities, on the surface.

THREE.- By means of this CONTRACT, the OWNER gives full and absolute authorization and voluntary consent to the COMPANY to carry out the most extensive mining activity within the land described in the first clause of this CONTRACT, for exploration and exploitation of natural resources (gold) in the sub-soil and on the surface.

FOUR.- The COMPANY undertakes to make a payment for the authorization and consent given by the OWNER of the surface land for the COMPANY to be able to carry out mining activities within the land described in the first clause of this CONTRACT. Said payment will be referred to as COMPENSATION.

FIVE.- The COMPANY undertakes to deliver to the OWNER 6% of the gross gold production that is extracted as COMPENSATION. This compensation shall be solely and exclusively on the land described in the first clause. This compensation will be made provided that the requested mining concession is obtained.

SIX.- The OWNER undertakes to make the necessary transactions before the authorities that are required, under the rights that he has over the land described in the first clause, in order for the COMPANY to begin mining operations in the shortest possible period of time.

SEVEN.- The OWNER grants his express consent for the COMPANY to process Mining Concession rights in the name of the COMPANY over the land described in the first clause of this CONTRACT.

EIGHT.- The COMPANY undertakes to initiate the corresponding Mining Concession procedures over the land which is the subject of this CONTRACT, within 45 days from the date of subscription of this document.

NINE.- The Mining Concession rights obtained by the COMPANY over the land described in the first clause may not be transferred in whole or in part to any individual or legal entity without prior consent from the OWNER, with the rights of the OWNER over the lands and the rights acquired as a result of this CONTRACT being preserved in any event.

TEN.- Any rights and obligations arising from the Mining Concession obtained by the Company by virtue of this CONTRACT will be the responsibility of the COMPANY, with the exception of those specified in this document.

ELEVEN.- The rights granted by the OWNER to the COMPANY solely and exclusively involve mining operations and shall not involve any other right or activity without prior consent from the OWNER.

TWELVE.- This contract is of indefinite duration and may only be terminated by mutual agreement of all intervening parties.

THIRTEEN.- Any aspect not considered in this contract shall be resolved by the agreement of all the intervening parties of this CONTRACT or submitted to a settlement process without resorting to legal proceedings.

FOURTEEN.- The parties state that they have freely agreed to sign this contract, and that they have been under no pressure or conditioning.

This contract is executed in two identical counterparts on the 11th day of the month of January of 2006, in the city of Arequipa.

[*Illegible signature*]
NÉSTOR ENRÍQUEZ BORDA
National ID 29364232
OWNER

[*Signature*: Mario Rotundo]
MARIO ROTUNDO
AMR PROJECTS
MANAGER
PASSPORT No. BC 251295

[*Stamp:* ESTANISLAO DE LA CRUZ C., ENG. / ENGINEERS ASSOCIATION OF PERU / 1962 / EAP 17026]

[*Stamp*: I CERTIFY the authenticity of the signature of NESTOR ENRIQUE BORDA and MARIO ROTUNDO. Arequipa, January 11, 2006. / Signed by Dr. GORKY OVIEDO ALARCÓN / NOTARY / LAWYER]

[*Stamp*: Dr. GORKY OVIEDO ALARCÓN / NOTARY / LAWYER]